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                                                                   EXHIBIT 11.1



                             THOUSAND TRAILS, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)


                                                          Three Months        Three Months
                                                              Ended               Ended
                                                          September 30,        September 30,
                                                               1998                 1997
                                                          -------------        -------------
                                                                                (Restated)

BASIC:

Weighted average number of common shares outstanding            7,459               7,386
                                                            =========           =========

Net income allocable to common shareholders                 $   1,462           $   5,986
                                                            =========           =========
Net income per common share -- basic                        $    0.20           $    0.81
                                                            =========           =========
DILUTED:

Weighted average number of common shares outstanding            7,459               7,386
Weighted average common stock equivalents -
  Dilutive options                                                948                 939
  Dilutive warrants                                                 6                   5
                                                            ---------           ---------
Weighted average number of common shares outstanding            8,413               8,330
                                                            =========           =========
Net income allocable to common shareholders                 $   1,462           $   5,986
                                                            =========           =========
Net income per common share -- diluted                      $    0.17           $    0.72
                                                            =========           =========

Note that the calculation for the three months ended September 30, 1997, has been restated to reflect the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share".